UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2011 (December 30, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on December 20, 2010, Avis Budget Group, Inc., a Delaware corporation (the "Company"), provided written notice to the New York Stock Exchange (the "NYSE") that the Company expected to voluntarily cease trading on the NYSE and intended to transfer its listing to the NASDAQ Stock Market ("NASDAQ").  As planned, the Company ceased trading on the NYSE, effective as of the close of the market on December 30, 2010.  The Company commenced trading on NASDAQ at the opening of that market on December 31, 2010.

On November 30, 2010, the Company’s wholly-owned subsidiaries Avis Budget Car Rental, LLC, a Delaware limited liability company ("ABCR") and Avis Budget Finance, Inc., a Delaware corporation (together with ABCR, the "Issuers"), provided notice to holders of the Issuers' 7.625% Senior Notes due 2014 (the "Notes") that the Issuers wished to redeem $175.0 million in aggregate principal amount of the Notes, out of a total of $375.0 million aggregate principal amount of Notes outstanding.  On December 30, 2010, the Issuers completed such redemption at a redemption price of 103.813% of principal amount plus accrued and unpaid interest to the date of redemption, for a total redemption payment of $183,340,719.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

By:	AVIS BUDGET GROUP, INC. /s/ Jean M. Sera
Name: Title:	Jean M. Sera Senior Vice President and Secretary

Date: January 3, 2011